Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, David Rosa, Chief Executive Officer of NeuroOne Medical Technologies Corporation (the “Company”) hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended September 30, 2022 (the “Report”) to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

/s/ David Rosa
David Rosa
Chief Executive Officer
(Principal Executive Officer)

Dated: December 21, 2022

*	This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NeuroOne Medical Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act made before or after the date of the report, irrespective of any general incorporation language contained in such filing.